Exhibit 99.1

DIH Announces Second Quarter 2025 Financial Results and Restates June 30, 2024 Form 10-Q

NORWELL, MA – November 14, 2024 DIH Holding US, Inc. ("DIH")(NASDAQ:DHAI), a global provider of advanced robotic devices used in physical rehabilitation, which incorporates visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions, today announced financial results for the second fiscal quarter ended September 30, 2024, and a restatement of the financial results for the first fiscal quarter ended June 30, 2024, to account for the timing of revenue and associated cost of sales recognition for two devices sold in late June 2024.

Recent Highlights

•
Revenue of $18.2 million for the quarter ended September 30, 2024, representing growth of 39% over the prior year period
•
Device revenue of $15.0 million and service revenue of $2.7 million for the quarter ended September 30, 2024, representing a growth of 49% and flat growth, respectively, over the prior year period
•
Revenue growth in Europe, Middle East and Africa (EMEA) and the Americas of 72% and 20%, respectively, over the prior year period
•
Gross Margin of 52.6%, representing an 11% improvement over the prior year period
•
Income before taxes of $0.1 million, representing an improvement of $2.5 million over the prior year period
•
Appointed Dietmar Dold to position of Chief Operating Officer
•
Restated first quarter 2025 revenue to equal $17.0 million, a 30.0% year-over-year growth rate, versus previously reported revenue of $16.2 million, a 24.1% year-over-year growth rate
•
Adjusted revenue guidance for the fiscal year 2025 to range between $60 million to $67 million

“Our financial results represent another consecutive quarter of strong revenue growth and operational performance across the income statement,” said Jason Chen, Chairman and CEO of DIH. “We are pleased to have delivered positive income before taxes for the quarter in addition to recognizing a significant inflection in our gross margin profile. While we will continue to prioritize operational efficiencies going forward, we are adjusting our revenue guidance for the remainder of 2025 to account for certain macro environmental conditions as well as other business factors. We now anticipate revenue for fiscal year 2025 to range between $60 million to $67 million.”

Financial Results for the Second Fiscal Quarter Ended September 30, 2024

Revenue for the three months ended September 30, 2024 increased by $5.1 million, or 39.1%, to $18.2 million from $13.1 million for the three months ended September 30, 2023. The overall increase was primarily due to an increase in devices sold of $4.9 million, or 48.8% year over year. The increase in devices revenue was primarily driven by higher sales volume in EMEA. Services revenue remained flat as compared to the prior period. Other revenue increased by $0.2 million to $0.4 million for the three months ended September 30, 2024 compared to $0.2 million for the three months ended September 30, 2023. Total revenue in the EMEA and in the Americas increased by $4.5 million and $0.8 million, respectively, to $10.7 million and $4.6 million for the three months ended September 30, 2024 compared to $6.2 million and $3.8 million for the three months ended September 30, 2023. The increase was partially offset by a decrease in sales in APAC of $0.1 million.

The impact due to foreign currency translation is immaterial for the three months ended September 30, 2024.

Gross profit for the second fiscal quarter ended September 30, 2024, was $9.6 million, an increase of 76.7% compared to the prior year period. The increase was driven by an increase of $4.5 million in sales primarily in the EMEA region. Cost of sales was improved as compared to September 30, 2023, and was driven in part by a provision adjustment in the prior year that was not recurring in the current period and the realization of an average 10% price increase implemented in the prior year for any new orders placed after the effective date of the increase. Due to the significant order intake in the last half of fiscal year 2024, the impact of the price increase is largely realized in fiscal year 2025 and beyond.

Selling, general and administrative expenses for the three months ended September 30, 2024 decreased by $0.6 million, or 9.6%, to $5.8 million from $6.4 million for the three months ended September 30, 2023. The decrease was driven by a $0.5 million decrease in professional service fees during the three months ended September 30, 2024 because professional expenses incurred during three months ended September 30, 2023 were related to the business combination and are not recurring.

Research and development costs for the three months ended September 30, 2024 increased by $0.3 million, or 20.6%, to $1.9 million from $1.6 million for the three months ended September 30, 2023. The increase was primarily attributable to a $0.2 million increase in the amortization expense related to capitalized software that was ready for its intended use during the three months ended September 30, 2024 and a $0.1 million increase in employee compensation.

Cash and cash equivalents on September 30, 2024 totaled $1.8 million.

Fiscal Year 2025 Outlook

The Company has revised its expected gross revenue for fiscal year 2025 to range between $60 million and $67 million.

Restatement of June 30, 2024 Form 10-Q

During the preparation of the Company’s financial statements as of and for the three and six months ended September 30, 2024, the Company identified two device sales and related cost of sales which should have been recognized in the quarter ended June 30, 2024 when the transfer of control occurred. The device sales had erroneously not been recorded in the originally issued Form 10-Q. The errors in the unaudited condensed consolidated financial statements for the June 30, 2024 Non-Reliance Periods noted above will be corrected in the restated financial statements for the June 30, 2024 Non-Reliance Period in an amendment to the previously-filed Form 10-Q and a Post-Effective Amendment to the Form S-1.

As the company is restating the June 30, 2024 Non-Reliance Period, we are taking the opportunity to adjust for immaterial adjustments identified during the current review period, or were passed in the prior review period. The financials including any restated amounts are included as supplemental tables in this press release. The June 30, 2024 10Q-A and September 30, 2024 10Q will be filed no later than November 19, 2024.

About DIH Holding US, Inc.

DIH stands for the vision to “Deliver Inspiration & Health” to improve the daily lives of millions of people with disabilities and functional impairments through providing devices and solutions enabling intensive rehabilitation. DIH is a global provider of advanced robotic devices used in physical rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions. Built through the mergers of global-leading niche technology providers, DIH is a transformative rehabilitation solutions provider and consolidator of a largely fragmented and manual-labor-driven industry.

Caution Regarding Forward-Looking Statement

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the business combination, the services offered by DIH and the markets in which it operates, and DIH’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions provided for illustrative purposes only, and projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; the ability of DIH to achieve its projected revenue, the failure of DIH realize the anticipated benefits of the recently-completed business combination and access to sources of additional debt or equity capital if needed. While DIH may elect to update these forward-looking statements at some point in the future, DIH specifically disclaims any obligation to do so.

Investor Contact
Greg Chodaczek
332-895-3230

Investor.relations@dih.com

DIH HOLDING US, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data, unaudited)

	As of September 30, 2024	As of March 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,759	$3,225
Restricted cash	300	—
Accounts receivable, net of allowances of $233 and $667, respectively	6,383	5,197
Inventories, net	9,591	7,830
Due from related party	6,133	5,688
Other current assets	5,608	5,116
Total current assets	29,774	27,056
Property, and equipment, net	790	530
Capitalized software, net	1,992	2,131
Other intangible assets, net	380	380
Operating lease, right-of-use assets, net	4,182	4,466
Other tax assets	128	267
Other assets	948	905
Total assets	$38,194	$35,735
Liabilities and Deficit
Current liabilities:
Accounts payable	$5,231	$4,305
Employee compensation	3,813	2,664
Due to related party	10,322	10,192
Current portion of deferred revenue	5,900	5,211
Manufacturing warranty obligation	621	513
Current portion of long-term operating lease	1,494	1,572
Current maturities of convertible debt, at fair value	1,991	—
Advance payments from customers	8,945	10,562
Accrued expenses and other current liabilities ($480 measured at fair value)	11,046	9,935
Total current liabilities	49,363	44,954
Convertible debt, net of current maturities, at fair value	928	—
Notes payable - related party	9,404	11,457
Non-current deferred revenues	4,943	4,670
Long-term operating lease	2,731	2,917
Deferred tax liabilities	86	112
Other non-current liabilities	5,134	4,171
Total liabilities	$72,589	$68,281
Commitments and contingencies
Deficit:
Preferred stock, $0.00001 par value; 10,000,000 shares authorized; no shares issued and outstanding at September 30, 2024 and March 31, 2024	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 34,544,935 shares issued and outstanding at September 30, 2024 and March 31, 2024	3	3
Additional paid-in-capital	3,323	2,613
Accumulated deficit	(35,756)	(35,212)
Accumulated other comprehensive income (loss)	(1,965)	50
Total deficit	$(34,395)	$(32,546)
Total liabilities and deficit	$38,194	$35,735

DIH HOLDING US, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended September 30,		For the Six Months Ended September 30,
	2024	2023	2024	2023
Revenue	$18,162	$13,060	$35,122	$26,105
Cost of sales	8,605	7,652	16,110	15,300
Gross profit	9,557	5,408	19,012	10,805
Operating expenses:
Selling, general, and administrative expense	5,758	6,372	14,368	12,209
Research and development	1,911	1,584	3,555	3,022
Total operating expenses	7,669	7,956	17,923	15,231
Operating income (loss)	1,888	(2,548)	1,089	(4,426)
Other income (expense):
Interest expense	(26)	(155)	(161)	(275)
Other income (expense), net	(1,761)	271	(414)	(418)
Total other income (expense)	(1,787)	116	(575)	(693)
Income (loss) before income taxes	101	(2,432)	514	(5,119)
Income tax expense	335	52	1,058	278
Net loss	$(234)	$(2,484)	$(544)	$(5,397)

Net loss per share, basic and diluted	$(0.01)	$(0.10)	$(0.02)	$(0.22)
Weighted average common shares outstanding, basic and diluted	34,545	25,000	34,545	25,000

DIH HOLDING US, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands, unaudited)

	Three Months Ended September 30,		For the Six Months Ended September 30,
	2025	2023	2024	2023
Net loss	$(234)	$(2,484)	$(544)	$(5,397)
Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments, net of tax of $0	454	(601)	(934)	240
Pension liability adjustments, net of tax of $0	(562)	60	(1,081)	(360)
Other comprehensive (loss) income	(108)	(541)	(2,015)	(120)
Comprehensive loss	$(342)	$(3,025)	$(2,559)	$(5,517)

DIH HOLDING US, INC. AND SUBSIDIARIES

CONDENSED COMBINED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

(in thousands, unaudited)

	For the Three Months Ended September 30,
	Common Stock
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Equity (Deficit)
Balance, June 30, 2024	34,544,935	$3	$3,323	$(35,522)	$(1,857)	$(34,053)
Net loss	—	—	—	(234)	—	(234)
Other comprehensive loss, net of tax	—	—	—	—	(108)	(108)
Balance, September 30, 2024	34,544,935	$3	$3,323	$(35,756)	$(1,965)	$(34,395)

	Shares(1)	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Equity (Deficit)
Balance, June 30, 2023	25,000,000	$2	$(1,898)	$(29,682)	$132	$(31,446)
Net loss	—	—	—	(2,484)	—	(2,484)
Other comprehensive loss, net of tax	—	—	—	—	(541)	(541)
Balance, September 30, 2023	25,000,000	$2	$(1,898)	$(32,166)	$(409)	$(34,471)

	For the Six Months Ended September 30,
	Common Stock
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Equity (Deficit)
Balance, March 31, 2024	34,544,935	$3	$2,613	$(35,212)	$50	$(32,546)
Net loss	—	—	—	(544)	—	(544)
Out of period adjustment related to reverse recapitalization	—	—	710	—	—	710
Other comprehensive loss, net of tax	—	—	—	—	(2,015)	(2,015)
Balance, September 30, 2024	34,544,935	$3	$3,323	$(35,756)	$(1,965)	$(34,395)

	Shares(1)	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Equity (Deficit)
Balance, March 31, 2023	25,000,000	$2	$(1,898)	$(26,769)	$(289)	$(28,954)
Net loss	—	—	—	(5,397)	—	(5,397)
Other comprehensive loss, net of tax	—	—	—	—	(120)	(120)
Balance, September 30, 2023	25,000,000	$2	$(1,898)	$(32,166)	$(409)	$(34,471)

(1) All outstanding share and per-share amounts have been restated to reflect the reverse recapitalization as established in the Business Combination Agreement as described in Note 1 to the condensed consolidated financial statements.

DIH HOLDING US, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	For the Six Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(544)	$(5,397)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	351	147
Provision for credit losses	(434)	(869)
Allowance for inventory obsolescence	(108)	739
Pension contributions	(309)	(309)
Pension expense	155	136
Change in fair value of convertible debt and warrant liability	400	—
Foreign exchange (gain) loss	(38)	418
Noncash lease expense	828	770
Noncash interest expense	—	14
Deferred and other noncash income tax (income) expense	112	12
Changes in operating assets and liabilities:
Accounts receivable	(694)	2,149
Inventories	(1,527)	(1,528)
Due from related parties	(548)	343
Due to related parties	(98)	988
Other assets	(481)	(1,350)
Operating lease liabilities	(820)	(957)
Accounts payable	813	1,764
Employee compensation	1,070	(59)
Other liabilities	(247)	197
Deferred revenue	846	1,265
Manufacturing warranty obligation	100	180
Advance payments from customers	(1,737)	2,591
Accrued expense and other current liabilities	1,376	519
Net cash provided by (used in) operating activities	(1,534)	1,763
Cash flows from investing activities:
Purchases of property and equipment	(423)	(73)
Net cash used in investing activities	(423)	(73)
Cash flows from financing activities:
Proceeds from issuance of convertible debt, net of issuance costs	2,809	—
Payments on related party notes payable	(2,053)	(3,744)
Net cash provided by (used in) financing activities	756	(3,744)
Effect of currency translation on cash and cash equivalents	35	15
Net decrease in cash, and cash equivalents, and restricted cash	(1,166)	(2,039)
Cash, cash equivalents and restricted cash - beginning of period	3,225	3,175
Cash, cash equivalents and restricted cash- end of period	$2,059	$1,136
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$1,759	$1,136
Restricted cash	300	—
Total cash, cash equivalents and restricted cash	$2,059	$1,136
Supplemental disclosure of cash flow information:
Interest paid	$162	$262
Income tax paid	$15	$—
Supplemental disclosure of non-cash investing and financing activity:
Accounts payable settled upon reverse recapitalization	$710	$—

DIH HOLDING US, INC.

RESTATED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data, unaudited)

	As of June 30, 2024
	As Previously Reported	Adjustment	As Restated
Assets
Current assets:
Cash and cash equivalents	$2,749	$—	$2,749
Accounts receivable, net of allowances of $631	5,690	773	6,463
Inventories, net	9,014	(32)	8,982
Due from related party	5,728	—	5,728
Other current assets	6,194	(398)	5,796
Total current assets	29,375	343	29,718
Property, and equipment, net	664	—	664
Capitalized software, net	2,052	—	2,052
Other intangible assets, net	380	—	380
Operating lease, right-of-use assets, net	4,388	—	4,388
Other tax assets	417	—	417
Other assets	933	—	933
Total assets	$38,209	$343	$38,552
Liabilities and Deficit
Current liabilities:
Accounts payable	$5,368	$—	$5,368
Employee compensation	3,991	—	3,991
Due to related party	9,790	—	9,790
Current portion of deferred revenue	6,350	—	6,350
Manufacturing warranty obligation	549	—	549
Current portion of long-term operating lease	1,509	—	1,509
Current maturities of convertible debt	1,461	82	1,543
Advance payments from customers	9,272	—	9,272
Accrued expenses and other current liabilities	9,950	165	10,115
Total current liabilities	48,240	247	48,487
Convertible debt, net of current maturities	1,177	—	1,177
Notes payable - related party	10,722	—	10,722
Non-current deferred revenues	4,747	—	4,747
Long-term operating lease	2,925	—	2,925
Deferred tax liabilities	89	—	89
Other non-current liabilities	4,304	154	4,458
Total liabilities	$72,204	$401	$72,605
Commitments and contingencies
Deficit:
Preferred stock, $0.00001 par value; 10,000,000 shares authorized; no shares issued and outstanding at June 30, 2024 and March 31, 2024	—	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 34,544,935 shares issued and outstanding at June 30, 2024 and March 31, 2024	3	—	3
Additional paid-in-capital	3,685	(362)	3,323
Accumulated deficit	(35,826)	304	(35,522)
Accumulated other comprehensive income (loss)	(1,857)	—	(1,857)
Total deficit	$(33,995)	$(58)	$(34,053)
Total liabilities and deficit	$38,209	$343	$38,552

DIH HOLDING US, INC.

RESTATED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	For the Three Months Ended June 30, 2024
	Reported	Adjustment	As Restated
Revenue	$16,187	$773	$16,960
Cost of sales	7,521	(16)	7,505

Gross profit	8,666	789	9,455
Operating expenses:
Selling, general, and administrative expense	8,676	(66)	8,610
Research and development	1,644	—	1,644
Total operating expenses	10,320	(66)	10,254
Operating loss	(1,654)	855	(799)
Other income (expense):
Interest income (expense)	(135)	—	(135)
Other income (expense), net	1,898	(551)	1,347
Total other income (expense)	1,763	(551)	1,212
Income (loss) before income taxes	109	304	413
Income tax expense	723	—	723
Net loss	$(614)	$304	$(310)

Net loss per share
Net loss per share, basic and diluted	$(0.02)	$0.01	$(0.01)
Weighted average common shares outstanding
Weighted average common shares outstanding, basic and diluted	34,545	—	34,545

DIH HOLDING US, INC.

RESTATED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	For the Three Months Ended June 30, 2024
	Reported	Adjustment	As Restated
Cash flows from operating activities:
Net loss	$(614)	$304	$(310)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	91	—	91
Provision for credit losses	(36)	—	(36)
Allowance for inventory obsolescence	(13)	—	(13)
Pension contributions	(150)	—	(150)
Pension expense	77	—	77
Change in fair value of convertible debt and warrant liability	—	105	105
Foreign exchange (gain) loss	(1,899)	32	(1,867)
Noncash lease expense	422	—	422
Noncash interest expense	—	—	—
Change in manufacturing warranty obligation estimate	—	—
Deferred and other noncash income tax (income) expense	(166)	—	(166)
Changes in operating assets and liabilities:
Accounts receivable	(489)	(773)	(1,262)
Inventories	(1,468)	—	(1,468)
Due from related parties	(108)	—	(108)
Due to related parties	(584)	—	(584)
Other assets	(872)	398	(474)
Operating lease liabilities	(425)	—	(425)
Accounts payable	1,508	—	1,508
Employee compensation	1,388	—	1,388
Other liabilities	—	154	154
Deferred revenue	1,411	—	1,411
Manufacturing warranty obligation	50	—	50
Advance payments from customers	(1,136)	—	(1,136)
Accrued expense and other current liabilities	1,003	(220)	783
Net cash used in operating activities	(2,010)	—	(2,010)
Cash flows from investing activities:
Purchases of property and equipment	(235)	—	(235)
Capitalized software development costs	—	—	—
Net cash used in investing activities	(235)	—	(235)
Cash flows from financing activities:
Proceeds from issuance of convertible debt, net of issuance costs	2,509	—	2,509
Payments on related party notes payable	(735)	—	(735)
Net cash provided by financing activities	1,774	—	1,774
Effect of currency translation on cash and cash equivalents	(5)	—	(5)
Net increase in cash, and cash equivalents, and restricted cash	(476)	—	(476)
Cash, and cash equivalents - beginning of period	3,225	—	3,225
Cash, and cash equivalents - end of period	$2,749	$—	$2,749
Cash and cash equivalents - end of period	$2,749	$—	$2,749
Restricted cash - end of period	—	—	—
Total cash, and cash equivalents - end of period	$2,749	$—	$2,749
Supplemental disclosure of cash flow information:
Interest paid	$135	$—	$135
Income tax paid	$—	$—	$—
Supplemental disclosure of non-cash investing and financing activity:
Accrued liability related to asset acquisition	$—		$—
Accounts payable settled upon reverse recapitalization	$710	$—	$710